Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-119474 and 333-40472 of KeySpan Corporation on Form S-8 of our report dated June 22, 2006, appearing in this Annual Report on Form 11-K of KeySpan Energy 401(k) Plan for Management Employees for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
New York, New York


June 22, 2006












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